As filed with the Securities and Exchange Commission on January 26, 2023

Registration No. 333-219678

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRO FOCUS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

N/A
(Translation of registrant name into English)

England and Wales	7372	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

The Lawn, 22-30 Old Bath Road
Newbury, Berkshire
RG14 1QN
United Kingdom
+44 (0) 1635-565-459
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738 6680
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Janet McCarthy Chief Legal Officer The Lawn, 22-30 Old Bath Road Newbury, Berkshire RG14 1QN United Kingdom +44 (0) 1635 565 459	Philip J. Boeckman Cravath, Swaine & Moore LLP CityPoint One Ropemaker Street London EC2Y 9HR, United Kingdom +44 20 7453 1020

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the registration statement of Micro Focus International plc (“Micro Focus International”) on Form F-4 (File No. 333-219678) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on August 15, 2017, pertaining to the registration of an aggregate of up to 222,390,000 ordinary shares, par value £0.10 per share of Micro Focus International (issued in the form of American Depositary Shares of Micro Focus International) for issuance in connection with the transaction contemplated by the agreement and plan of merger dated as of September 7, 2016, among Micro Focus International, Hewlett Packard Enterprise Company (“HPE”), Seattle SpinCo, Inc., Seattle Holdings, Inc. and Seattle MergerSub, Inc., as described in the Registration Statement (the “Transaction”). Upon the completion of the Transaction on September 1, 2017, a total of 222,166,897 ordinary shares were issued by Micro Focus International to shareholders of HPE.

The Registrant has terminated all offerings of securities pursuant to the Registration Statement. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form F-4 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newbury, United Kingdom, on January 26, 2023.

MICRO FOCUS INTERNATIONAL PLC

By:	/s/ Matt Ashley
	Name:	Matt Ashley
	Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on January 26, 2023.

PUGLISI & ASSOCIATES (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director